UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2011, Grubb & Ellis Company (the “Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”). Approximately 86% of the voting power of the 127,541,284 outstanding shares entitled to vote was represented, in person or by proxy, at the Annual Meeting.

As reported by Computershare, the independent inspector of elections for the Annual Meeting, the Company’s stockholders voted: (i) to reelect each of Mr. C. Michael Kojaian, the Company’s Chairman of the Board, Mr. Thomas P. D’Arcy, the Company’s President and Chief Executive Officer, Mr. Devin I. Murphy, Mr. D. Fleet Wallace and Mr. Rodger D. Young as directors of the Company for one-year terms; (ii) to adopt an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at an exchange ratio of 1-for-50; and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2011.

The final voting results with respect to each proposal voted upon at the Annual Meeting are set forth below.

	September 30,	September 30,
Proposal	Vote Type	Voted
(1) Election of Directors
C. Michael Kojaian	For	55,023,761.3
	Withheld	17,972,091.1
	Broker Non-Votes	36,665,809.0
Thomas P. D’Arcy	For	70,681,563.4
	Withheld	2,314,289.0
	Broker Non-Votes	36,665,809.0
Devin I. Murphy	For	71,472,513.4
	Withheld	1,523,339.0
	Broker Non-Votes	36,665,809.0
D. Fleet Wallace	For	70,008,554.4
	Withheld	2,987,298.0
	Broker Non-Votes	36,665,809.0
Rodger D. Young	For	54,365,857.3
	Withheld	18,629,995.1
	Broker Non-Votes	36,665,809.0
(2) Reverse Stock Split	For	93,455,379.1
	Withheld	14,997,236.8
	Abstain	1,209,045.5
	Broker Non-Votes	0.0
(3) Ratification of Ernst & Young	For	106,491,056.4
	Withheld	2,902,564.0
	Abstain	268,041.0
	Broker Non-Votes	0.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY

By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: January 3, 2012